================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             --------------------

               NUVEEN MICHIGAN DIVIDEND ADVANTAGE MUNICIPAL FUND
               -------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


             MASSACHUSETTS                            APPLIED FOR
        (State of Incorporation                    (I.R.S. Employer
           or Organization)                       Identification No.)

                             333 West Wacker Drive
                            Chicago, Illinois 60606
                   (Address of Principal Executive Offices)

            ------------------------------------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-58700.

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title Of Each Class               Name Of Each Exchange On Which
          To Be So Registered               Each Class Is To Be Registered
          -------------------               ------------------------------

      Share of beneficial interest           American Stock Exchange, Inc.
       $0.01 par value per share

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                  -------------------------------------------
                               (Title of Class)

================================================================================

Item 1.   Description of Registrant's Securities to be Registered.
------------------------------------------------------------------

     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share of Nuveen Michigan Dividend Advantage Municipal Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the statement of additional information attached thereto, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on April 11, 2001 (Registration Nos. 333-58700 and 811-09453, respectively), which description is incorporated herein by reference.

Item 2. Exhibits.
-----------------

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  August 10, 2001


                                        NUVEEN MICHIGAN DIVIDEND
                                        ADVANTAGE MUNICIPAL FUND



                                        By: /s/ Larry W. Martin
                                            ----------------------------
                                                Larry W. Martin
                                                Vice President and
                                                Assistant Secretary

                                       2